                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             WESTERN WATER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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
                              WESTERN WATER COMPANY
                           4660 LA JOLLA VILLAGE DRIVE
                                    SUITE 825
                           SAN DIEGO, CALIFORNIA 92122

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 15, 1998

      Notice is hereby given that the Annual Meeting of Stockholders of Western Water Company, a Delaware corporation (the "Company"), will be held at the Century Plaza Hotel and Tower, Cedar Room, 2055 Avenue of the Stars, Los Angeles, California on Tuesday, September 15, 1998, at 10:00 a.m., for the following purposes:

      (1) To elect one member of the Company's Board of Directors for the three-year term expiring at the annual meeting of stockholders to be held in 2001 or until the director's successor has been duly elected and qualified;

      (2) To approve an increase of 800,000 shares in the number of shares of Common Stock reserved for issuance under the Company's 1997 Stock Option Plan from 600,000 to 1,400,000 shares;

      (3) To ratify an amendment of the Company's 1997 Stock Option Plan increasing the limitation on the number of shares of Common Stock that may be granted to a person, in any fiscal year, pursuant to options under the 1997 Stock Option Plan from 200,000 shares to a new maximum of 650,000 shares;

      (4) To ratify the appointment of KPMG Peat Marwick LLP as the independent accountants of the Company for the fiscal year ending March 31, 1999; and

      (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Your attention is directed to the accompanying proxy statement. Only stockholders of record at the close of business on July 24, 1998 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

      Please sign, date and complete the enclosed proxy and return it promptly in the accompanying pre-addressed envelope, whether or not you expect to attend the Annual Meeting, to ensure that your shares will be represented. A majority of the outstanding shares of voting stock must be represented (in person or by proxy) at the Annual Meeting in order that business may be transacted. Therefore, your promptness in returning the enclosed proxy will help to ensure that the Company will not have to bear the expense of undertaking a second solicitation. A stockholder who executes and returns the accompanying proxy may revoke such proxy at any time before it is voted at the Annual Meeting by following the procedures set forth in the attached proxy.

                                       By Order of the Board of Directors


                                       Ronald I. Simon
                                       Secretary

San Diego, California
August 14, 1998

               PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND
                MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE,
                 IN ORDER TO ENSURE THAT YOUR VOTES ARE COUNTED.

                              WESTERN WATER COMPANY
                           4660 LA JOLLA VILLAGE DRIVE
                                    SUITE 825
                           SAN DIEGO, CALIFORNIA 92122

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 15, 1998

                                  INTRODUCTION

PERSONS MAKING THE SOLICITATION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Western Water Company (the "Company") of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on September 15, 1998, and at any adjournment or postponement thereof. This proxy statement is first being mailed to stockholders on or about August 14, 1998. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the Annual Meeting.

      A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted "FOR" (i) the election of management's nominee for the Board of Directors, (ii) the approval of an increase of 800,000 shares in the number of shares of Common Stock reserved for issuance under the Company's 1997 Stock Option Plan from 600,000 to 1,400,000 shares; (iii) the ratification of an amendment of the Company's 1997 Stock Option Plan increasing the limitation on the number of shares of Common Stock that may be granted to a person, in any fiscal year, pursuant to options under the 1997 Stock Option Plan from 200,000 shares to a new maximum of 650,000 shares; and (iv) the ratification of the appointment of KPMG Peat Marwick LLP as the independent accountants of the Company for the fiscal year ending March 31, 1999. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with the recommendation of management of the Company.

      The cost of solicitation of proxies, including the cost of preparation and mailing of the Notice of Annual Meeting, this Proxy Statement, and the enclosed proxy, will be borne by the Company. It is anticipated that brokerage houses, fiduciaries, nominees, and others will be reimbursed for their out-of-pocket expenses in forwarding proxy material to beneficial owners of stock held in their names. Directors, officers, or employees of the Company may solicit proxies by telephone or in person without additional compensation.

REVOCABILITY OF PROXY

      Any proxy given by a stockholder of the Company may be revoked at any time before it is voted at the Annual Meeting by a written notice to the Secretary of the Company, or upon request if the stockholder is present at the meeting. Each valid proxy returned that is not revoked, unless indicated otherwise on the proxy card, will be voted in the election of directors for the nominee as described herein.

VOTING SECURITIES

      Holders of record of the Company's Common Stock, $.001 par value (the "Common Stock") and the Company's Series C Convertible Redeemable Preferred Stock ("Series C Preferred Stock") at the close of business on July 24, 1998 are entitled to notice of and to vote, as one class, at the meeting or any adjournment thereof. The outstanding voting securities of the Company on July 24, 1998 consisted of 8,235,816 shares of Common Stock and 9,809 shares of Series C Preferred Stock. Holders of Common Stock are entitled to cast one vote per share on each matter presented for consideration and action by the stockholders. Holders of Series C Preferred Stock are entitled to cast the number of votes per share of Series C Preferred Stock on each matter presented for consideration and action by the stockholders as if the Series C Preferred Stock had been converted into Common Stock on July 24, 1998. All of the outstanding shares of Series C Preferred stock on July 24, 1998 are convertible into an aggregate of 590,191 shares of Common Stock. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting.

      Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Approval of the increase in the number of shares of Common Stock reserved for issuance under the 1997 Stock Option Plan, the amendment of the Company's 1997 Stock Option Plan increasing the limitation on the number of shares of Common Stock that may be granted, and the ratification of the appointment of the independent accountants will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and, therefore, will have no effect on the outcome of the vote.

      The Director to be elected at the Annual Meeting will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that each properly executed unrevoked proxy will be voted for management's nominee for the Board of Directors in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for management's nominee will result in the nominee receiving fewer votes.

                              ELECTION OF DIRECTOR

      The authorized number of Directors of the Company is currently fixed at four and is divided into three classes, two classes having one member and the third class having two members. The Directors in each class are elected for three-year terms, so that the term of office of one class of Directors expires at each annual meeting. For election as a Director at the Annual Meeting, the Board of Directors has approved the nomination of Scott A. Katzmann to serve a three-year term expiring in 2001.

      If Mr. Katzmann becomes unavailable for election, the accompanying proxy will be voted for the election of such person, if any, as shall be recommended by the Board of Directors, or will be voted in favor of holding a vacancy to be filled at a later date by the Directors.

      The following chart sets forth biographical information concerning (i) the nominee for election as Director and (ii) the other Directors who will continue in office after the meeting.


                                       2.

                  NOMINEE FOR ELECTION TO TERM EXPIRING IN 2001


                                                 CURRENT                           PRINCIPAL OCCUPATION FOR THE
                                             POSITIONS WITH                            PAST FIVE YEARS AND
NAME                            AGE              COMPANY                            CERTAIN OTHER DIRECTORSHIPS
----                            ---          --------------                        ----------------------------

Scott A. Katzmann                42     Director since June 1997           March 1993 to present, Managing Director of
                                                                           Paramount Capital, Inc., an investment
                                                                           banking firm; October 1982 to March 1993,
                                                                           Director of CS First Boston Corporation, an
                                                                           investment banking firm; March 1994 to
                                                                           present, director of Conversion Technologies,
                                                                           a publicly-held advanced materials company.


         DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

                                                 CURRENT                           PRINCIPAL OCCUPATION FOR THE
                                             POSITIONS WITH                            PAST FIVE YEARS AND
NAME                            AGE              COMPANY                            CERTAIN OTHER DIRECTORSHIPS
----                            ---          --------------                        ----------------------------



Incumbent Director Whose Term of Office Will Expire in 1999

William D. Watt                  58     Director since December            August 1995 to present, principal and a
                                        1996                               director of SCCOT Financial Group
                                                                           Incorporated, a privately held investment
                                                                           banking firm; 1973 through August 1995,
                                                                           investment banker at Lazard Freres & Co., an
                                                                           investment banking firm.

Incumbent Directors Whose Terms of Office Will Expire in 2000

Peter L. Jensen                  47     Director, since October            April 1989 to April 1998, President and Chief
                                        1984; Chairman since April         Executive Officer of the Company; 1984 to
                                        1989                               April 1989, President and Chief Operating
                                                                           Officer of the Company; 1983 to April 1989,
                                                                           Director, President and Chief Operating
                                                                           Officer of Yuba Natural Resources, Inc.
                                                                           ("YNR"), a publicly-held company; April 1989
                                                                           to August 1990, Director, President and Chief
                                                                           Executive Officer of YNR; August 1990 to July
                                                                           1994, Director of Yuba WestGold, Inc.
                                                                           (formerly known as YNR).

Michael P. George                48     Director, President and            President and Chief Executive Officer of the
                                        Chief Executive Officer            Company since April 1998; Managing Director
                                        since April 1998                   of J.P. Morgan, an investment banking firm,
                                                                           from 1992 to April 1998; an officer of The
                                                                           First Boston Corporation, an investment
                                                                           banking firm, from 1984 to 1992; Vice
                                                                           President with Lehman Brothers Kuhn Loeb, an
                                                                           investment banking firm, from 1978 to 1984;
                                                                           attorney at O'Connor & Hannan, a law firm,
                                                                           from 1975 to 1978.


                                       3.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      During the fiscal year ended March 31, 1998, the Board of Directors held seven meetings. All directors attended all meetings held during their tenure during the fiscal year other than Mr. Watt, who attended six of the seven meetings.

      The Company's Audit Committee reviews the independence, professional services, fees, plans and results of the independent auditors' engagement and recommends their retention or discharge to the Board of Directors. During the last completed fiscal year, the Audit Committee held two meetings. All members of the Audit Committee participated in the two Audit Committee meetings held during the last completed fiscal year. The Audit Committee currently consists of Mr. Watt and Mr. Katzmann.

      During the fiscal year ended March 31, 1998, the Company's Compensation Committee held two meetings. The Compensation Committee establishes the compensation of executive officers and administers the Company's stock option plans. The Compensation Committee currently consists of Messrs. Watt and Katzmann.

      Other than the Audit Committee and the Compensation Committee, the Company has no other committees of its Board of Directors.


                               EXECUTIVE OFFICERS

      The following chart sets forth information as of July 24, 1998 concerning the executive officers of the Company.


       NAME                      AGE                          OFFICE
---------------------            ---        -------------------------------------------

Peter L. Jensen                  47         Chairman of the Board

Michael P. George                48         President and Chief Executive Officer

Ronald I. Simon                  59         Vice President, Chief Financial Officer and
                                            Secretary

Roger S. Faubel                  49         Vice President

Zach A. McReynolds               41         Vice President


      For biographical information regarding Mr. Jensen and Mr. George, see the biographies under the heading "Directors Whose Terms of Office Will Continue After the Meeting" above.

      Ronald I. Simon was elected Vice President, Chief Financial Officer and Secretary of the Company in May 1997. Since 1974, Mr. Simon has also been the President of Ronald I. Simon, Inc., a financial consulting firm. From 1993 to 1997, Mr. Simon served as the Chairman of the Board of Sonant Corporation, an interactive voice response equipment company. Since 1995, Mr. Simon also has been a director of Citadel Corporation, a real estate company, and a director of SoftNet Systems, Inc., a document management and internet service company. From 1986 to 1990, Mr. Simon was the Managing Director and Chief Financial Officer of Henley Group, Inc.

      Roger S. Faubel joined the Company in June 1997 and became a Vice President of the Company in February 1998. Mr. Faubel is also the President of Roger Faubel Public Affairs, Inc., a public affairs consulting firm. From 1972 to 1996, Mr. Faubel was a Director of Field Operations, Public Affairs for Southern California Edison Company, an electric utility.


                                       4.

      Zach A. McReynolds was employed as a Vice President of the Company in June 1998. From 1995 until his employment with the Company, Mr. McReynolds was President of ZAMIV Corporation, a financial consulting firm. From 1993 to 1995, Mr. McReynolds was a Vice President for Morgan Stanley & Co., Inc., an investment banking firm. From 1988-1993, Mr. McReynolds was Vice President for Rauscher Pierce Refsnes, Inc., an investment banking firm.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock and Series C Preferred Stock as of July 24, 1998 by (i) each person who is known by the Company to own more than 5% of the outstanding Common Stock or Series C Preferred Stock; (ii) each of the Company's directors (including the director nominee); (iii) each of the executive officers named in the compensation tables included below in this Proxy Statement; and (iv) all current officers and directors (including the director nominee) of the Company as a group.

                                                       Common Stock                  Series C Preferred Stock
                                               -------------------------------       -------------------------     Percent of Votes
      Name and Address of                         Number              Percent         Number          Percent      Of All Classes of
      Beneficial Owner(1)                       of Shares             of Class       of Shares        of Class     Capital Stock(2)
------------------------------------------     ------------           --------       ---------        --------     ----------------

Peter L. Jensen                                  380,538(3)             4.6%              0                0%            4.3%
Michael P. George                                      0                  0%              0                0%              0%
John H. Huston                                   235,026(4)             3.0%              0                0%            2.8%
Eric R. Robbins                                        0                  0               0                0%              0%
Ronald I. Simon                                   56,000(5)               *               0                0%               *
Zach A. McReynolds                                     0                  *               0                0%               *
Roger S. Faubel                                    4,334(6)               *               0                0%               *
Scott A. Katzmann                                 59,422(7)               *               0                0%               *
William D. Watt                                   19,996(5)               *               0                0%               *
Cramer Rosenthal McGlynn, Inc.                   496,300                6.0%              0                0%            5.6%
707 Westchester Ave.
White Plains, N.Y. 10604
T. Rowe Price Associates, Inc.                 1,109,914(8)            13.5%          4,360(10)         44.4%           12.6%
100 East Pratt Street
Baltimore, MD  21202
T. Rowe Price New Era Fund Inc.                  131,157(9)             1.6%          2,180             22.2%            1.5%
100 East Pratt Street
Baltimore, MD  21202
T. Rowe Price Small-Cap Value                    131,157(9)             1.6%          2,180             22.2%            1.5%
Fund, Inc.
100 East Pratt Street
Baltimore, MD  21202
Ashford Capital Partners, L.P.                    65,578(9)               *           1,090(11)         11.1%              *
B-107, 3801 Kennett Pike
P.O. Box 4172
Wilmington, DE 19807
Wisconsin Alumni Research Foundation              65,578(9)               *           1,090             11.1%              *
B-107, 3801 Kennett Pike
P.O. Box 4172
Wilmington, DE 19807
Ashford Capital Management, Inc. as              177,048(9)             2.1%          2,943(12)         30.0%            2.0%
investment advisor for certain investment
accounts
B-107, 3801 Kennett Pike
P.O. Box 4172
Wilmington, DE 19807


                                       5.

                                                       Common Stock                  Series C Preferred Stock
                                               -------------------------------       -------------------------     Percent of Votes
      Name and Address of                         Number              Percent         Number          Percent      Of All Classes of
      Beneficial Owner(1)                       of Shares             of Class       of Shares        of Class     Capital Stock(2)
------------------------------------------     ------------           --------       ---------        --------     ----------------

Warburg, Pincus Asset Management, Inc.           848,150(13)           10.3%              0                0                9.6%
466 Lexington Ave.
New York, NY  10017
All directors and executive                      520,290(14)            6.3%              0                0%               5.9%
  Officers as a group (7 persons)

----------

*     Less than 1%.

(1) Except as otherwise indicated, the address of each stockholder is c/o the Company at 4660 La Jolla Village Drive, Suite 825, San Diego, California 92122.

(2) Based on 8,235,816 votes entitled to be cast by the holders of the outstanding Common Stock and 590,191 votes entitled to be cast by the holders of the 9,809 shares of outstanding Series C Preferred Stock.

(3) Includes 161,668 shares of Common Stock issuable upon exercise of currently exercisable options.

(4) Includes 60,000 shares of Common Stock issuable upon exercise of currently exercisable options. Mr. Huston, a named executive officer in the compensation tables, has not been an officer or director of the Company since December 1997.

(5) Represents shares of Common Stock issuable upon exercise of currently exercisable options.

(6) Includes 3,334 shares of Common Stock issuable upon exercise of currently exercisable options.

(7) Consists of 39,426 immediately exercisable stock purchase warrants and 19,996 shares of Common Stock issuable upon exercise of currently exercisable options.

(8)   Based on information contained in a statement on Schedule 13G/A filed by
      T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on February 13, 1998, and includes the shares of Series C Preferred Stock issued on July 15, 1998 as a dividend. Represents 847,600 shares of Common Stock beneficially owned by T. Rowe Price Associates, Inc., and 262,314 shares of Common Stock issuable upon the conversion of the 4,360 shares of Series C Preferred Stock beneficially owned by T. Rowe Price Associates Inc. T. Rowe Price Associates, Inc. is the investment advisor of various registered investment companies and investment advisory clients, including
      T. Rowe Price New Era Fund Inc. and T. Rowe Price Small-Cap Value Fund Inc. T. Rowe Price Associates, Inc. disclaims beneficial ownership of these shares.

(9) Represents shares of Common Stock issuable upon the conversion of the shares of Series C Preferred Stock owned by such beneficial owners.

(10) Represents the shares of Series C Preferred Stock owned by T. Rowe Price New Era Fund Inc. and T. Rowe Price Small- Cap Value Fund Inc., of which
      T. Rowe Price Associates, Inc. is the investment advisor.

(11) Reflects shares held of record and beneficially owned by Ashford Capital Partners, L.P., a Delaware limited partnership, of which the general partner is Ashford Capital Management, Inc. Ashford Capital management, Inc., acting as general partner, has the sole power to vote and dispose of securities on behalf of Ashford Capital Partners, L.P. Excludes the 2,943 shares of Series C Preferred Stock (177,048 shares of Common Stock) held of record and beneficially by or on behalf of certain investment advisory client accounts managed by Ashford Capital Management, Inc., as investment adviser, as indicated in footnote (12) below.

(12) Reflects shares held of record and beneficially owned by separate investment accounts on behalf of twenty (20) different investors for which Ashford Capital Management, Inc. acts as investment adviser and has the sole power to vote and dispose of such securities as attorney-in-fact with respect to such accounts. Excludes shares held by Ashford Capital Partners, L.P. for which Ashford Capital Management, Inc. acts as general partner, as indicated in footnote (11) above.

(13) The information presented with respect to Warburg, Pincus Asset Management, Inc. is as reported by Warburg, Pincus Asset Management, Inc. pursuant a Schedule 13G/A filed with the Securities and Exchange Commission on April 9, 1998. As reported, Warburg, Pincus Asset Management, Inc. serves as investment adviser to many accounts including various registered investment companies.

(14) Includes 300,420 shares of Common Stock issuable upon exercise of currently exercisable options and warrants.


                                       6.

                             EXECUTIVE COMPENSATION

      Summary Compensation Table. The following tables set forth certain information concerning the annual and long-term compensation for services rendered to the Company in all capacities for the fiscal years ended March 31, 1998, 1997 and 1996 of (i) all persons who served as the Chief Executive Officer of the Company during the fiscal year ended March 31, 1998 and (ii) each of the other executive officers of the Company whose total annual salary and bonus during the fiscal year ended March 31, 1998 exceeded $100,000. (The Chief Executive Officer and the other named officers are collectively referred to as the "Named Executives.")

                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                    Annual Compensation                Compensation Awards
                                          -------------------------------------       ---------------------
                                                                                           Number Stock            All Other
Name and Principal Position               Year           Salary           Bonus       Option Shares Granted       Compensation
---------------------------               ----           ------           -----       ---------------------       ------------
Peter L. Jensen                           1998           $239,350       $100,000                      0
  Chairman, President and                 1997           $215,460          $ -0-                125,000
    Chief Executive Officer(1)            1996           $198,510          $ -0-                 60,000
John H. Huston                            1998           $133,073        $90,000                      0            $128,461(3)
  Senior Vice President(2)                1997           $179,550          $ -0-                100,000
                                          1996           $157,115          $ -0-                 36,000
Eric R. Robbins                           1998           $133,894        $85,000                      0             $27,500(5)
  Vice President(4)                       1997           $123,417          $ -0-                100,000
                                          1996          $ 41,385(6)        $ -0-                 60,000
Ronald I. Simon                           1998          $159,375(7)        $ -0-                200,000            $139,500(8)
  Vice President,
  Chief Financial Officer

----------

(1) Mr. Jensen resigned as President and Chief Executive Officer after the fiscal year ended March 31, 1998.
(2)   Mr. Huston resigned from the Company in December 1997.
(3) Represents $100,000 severance payment made to Mr. Huston in December 1997 in connection with the termination of his employment agreement, plus $28,461 of accrued vacation pay owing to Mr. Huston.
(4)   Mr. Robbins resigned from the Company in January 1998.
(5) Represents amounts paid to Mr. Robbins during the fiscal year ended March 31, 1998 in connection with the termination of his employment agreement.
(6)   Mr. Robbins joined the Company in November 1995.
(7)   Mr. Simon joined the Company in May 1997.
(8) Reflects the annualized portion of the difference between the exercise price of 80,000 options granted to Mr. Simon and the market price at the time of the grant.

      Option Grants. The following table provides information on stock options granted in the fiscal year ended March 31, 1998 to the Named Executives.

               OPTIONS GRANTED IN FISCAL YEAR ENDED MARCH 31, 1998

                                             Individual Grants
                        -------------------------------------------------------------
                                       Percentage of
                                       Total Options                                    Potential Realizable Value at Assumed
                                        Granted to       Exercise or                     Annual Rates of Stock Appreciation
                           Options     Employees in      Base Price      Expiration                For Option Term
                                                                                     -------------------------------------------
         Name              Granted      Fiscal Year      (per share)        Date          0%(7)         5%(8)        10%(8)
----------------------- ------------ ---------------- ----------------  ------------- ------------  ------------- ---------
Ronald I. Simon            60,000(1)        18.5%         $13.50(4)       May 2007      $        0     $  509,405    $1,290,931
                           60,000(2)        18.5%          $9.50(5)       May 2007        $240,000     $  749,405    $1,530,931
                           80,000(3)          25%          $6.75(6)       May 2007        $540,000     $1,219,206    $2,261,242

----------

(1) Options to purchase 20,000 shares are exercisable commencing two years after the date of grant, and the options for the purchase of 40,000 shares are exercisable three years after the date of grant.


                                       7.

(2) Options to purchase 40,000 shares are exercisable commencing one year after the date of grant, and the options for the purchase of 20,000 shares are exercisable two years after the date of grant.
(3) 20% of the options became exercisable on December 15, 1997, and 20% will become exercisable on each of December 15, 1998, December 15, 1999, December 15, 2000 and December 15, 2001.
(4) These options were granted at a price equal to or greater than the market value (the closing stock price for the Company's Common Stock as reported on the Nasdaq National Market) on the date of grant.
(5) These options were initially granted at an exercise price of $13.50 per share. The exercise price was reduced to $9.50 in March 1998. See "Ten-Year Option Repricings," below.
(6) The closing stock price for the Common Stock on the date of grant was $13.50.
(7) Represents the value of the option at the grant date based on the difference between the closing stock price on the date of grant and the exercise price reflected in the table.
(8) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

      Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values. The following table sets forth information regarding stock options that were exercised by the Named Executives during the last fiscal year and the number and value of unexercised options owned at March 31, 1998 by the Named Executives.

         AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED MARCH 31, 1998
                        AND FISCAL YEAR-END OPTION VALUE

                                                                      Number of                             Value of
                                                                 Unexercised Options                   Unexercised Options
                              Shares                              at March 31, 1998                   At March 31, 1998(1)
                             Acquired          Value        ------------------------------       -------------------------------
Name                       On Exercise        Realized      Exercisable      Unexercisable       Exercisable       Unexercisable
----                       -----------        --------      -----------      -------------       -----------       -------------
Peter L. Jensen                 -0-           $    -0-         161,668          83,332           $   303,750        $    -0-
Ronald I. Simon                 -0-                -0-          16,000         184,000                60,000           300,000
John H. Huston                  -0-                -0-         196,000           -0-                 303,750             -0-
Eric R. Robbins                 -0-                -0-         160,000           -0-                 -0-                 -0-

----------

(1) The value of unexercised options represents the excess of the market value of the Common Stock on March 31, 1998 over the exercise price of the options.

      Ten-Year Option Repricings. The following table sets forth information regarding the adjustment ("repricing") of the exercise price of stock options previously awarded to any of the Named Executives.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                                                                                                     Length of
                                                    Number of                                                        original
                                                   securities        Market price         Exercise                  option term
                                                   underlying         of stock at         price at                 remaining at
                                                  options/SARs          time of            time of          New       date of
                                                   repriced or       repricing or       repricing or     exercise  repricing or
Name                               Date            amended(#)        amendment($)       amendment($)     price($)    amendment
----                         ----------------- ------------------ ------------------  -----------------  --------- -------------
Ronald I. Simon                March 6, 1998         60,000            $  9.50           $  13.50          $9.50     9 years
  Vice President,
  Chief Financial Officer
  and Secretary


      Director Compensation. Effective August 15, 1997, Directors who are not employees of the Company receive a fee of $15,000 per year for service on the Board of Directors and an additional fee of $5,000 per year for service on each committee of the Board of Directors. In addition, all directors are reimbursed for all out-of-pocket expenses incurred by them in connection with attending board meetings. Each non-employee director is automatically granted an option on the first business day of each fiscal year to purchase 20,000 shares of


                                       8.

Common Stock at an exercise price equal to the closing price for the Common Stock as reported by The Nasdaq Stock Market on the date of grant of such option. All such options are exercisable on the date of grant as to 6,664 shares, with additional increments of 6,668 becoming exercisable on the first and second anniversary of grant. Mr. Watt and Mr. Katzmann were each granted options to purchase 20,000 shares on April 1, 1998, which options are exercisable at a price of $10.875 per share. In connection with Mr. Katzmann's appointment as director on June 1, 1997, Mr. Katzmann received options to purchase 10,000 shares. Mr. Katzmann's options are exercisable at a price of $14.50 per share. In addition, options to purchase 10,000 shares were granted to each of Mr. Watt and Mr. Katzmann on August 15, 1997, which options are exercisable at $15.875 per share.

      Employment Agreements. On April 20, 1998, the Company entered into two-year employment agreements with Michael P. George and Ronald I. Simon pursuant to which Messrs. George and Simon agreed to serve as Chief Executive Officer and President and the Vice President and Chief Financial Officer, respectively, of the Company. The employment agreements provide for a annual base salary of $250,000 and $210,000 for Messrs. George and Simon, respectively, subject to adjustment for cost of living increases and other specified benefits such as reimbursement for expenses, provide that each such executive officer may participate in the Company's incentive compensation programs and stock option plans to the extent deemed appropriate by the Board of Directors. Each of the new employment agreements also provides that all unvested stock options granted to Messrs. George and Simon will fully vest upon the merger of the Company if the Company is not the surviving entity, the sale of 50% or more of the Company's assets, or if a "group," as defined under Section 13(d) of the Securities Exchange Act of 1934, acquires 50% or more of the outstanding Common Stock. In connection with his employment with the Company, Mr. George was granted options to purchase 150,000 shares of Common Stock at a price of $10.875 per share, options to purchase an additional 250,000 shares at a price of $15.40 per share, and options to purchase an additional 250,000 shares at a price of $21.00 per share. The options vest over a three-year period commencing on the first anniversary of the date of grant. Of the foregoing options that were granted to Mr. George, 500,000 are contingent upon the approval of the stockholders of the proposal to increase the size of the 1997 Stock Option Plan described in this Proxy Statement.

      On August 15, 1997, the Company entered into a two-year employment agreement with Peter L. Jensen pursuant to which Mr. Jensen agreed to serve as the Chairman of the Board, President and Chief Executive Officer of the Company. The employment agreement provides for an annual base salary of $250,000, subject to cost of living increases. Mr. Jensen resigned as President and Chief Executive Officer in April 1998, but continues to act as the Company's Chairman of the Board. Other than the change in Mr. Jensen's offices, the employment agreement continues to be in effect.

      The Company entered into a letter agreement with Zach McReynolds in June 1998 pursuant to which Mr. McReynolds agreed to be employed as a Vice President of the Company. The letter agreement provides that Mr. McReynolds will receive an annual salary of $185,000 and will be eligible to participate in any new employee bonus plan that the Company may develop. In connection with his employment with the Company, Mr. McReynolds was granted options to purchase 50,000 shares of Common Stock at a price of $9.1875 per share, options to purchase an additional 75,000 shares at a price of $15.50 per share, and options to purchase an additional 75,000 shares at a price of $21.00 per share. The options vest over a three-year period and are contingent upon the approval of the stockholders of the proposal to increase the size of the 1997 Stock Option Plan described in this Proxy Statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

      No members of the Compensation Committee are, or since April 1, 1996 have been, officers of the Company or have had any material business relationship with the Company.

STOCK OPTION PLANS

      1990 Stock Option Plan. Pursuant to the 1990 Stock Option Plan (the "1990 Plan") adopted by the Company in July 1990, 400,000 shares of Common Stock of the Company are reserved for issuance upon


                                       9.

exercise of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options that may be granted to officers, directors, employees, consultants and others performing services for the Company. The 1990 Plan is currently administered by the Compensation Committee of the Board of Directors (previously by the full Board), which designates the optionees, exercise prices and dates of grant. The exercise price may not be less than the fair market value of the Common Stock on the date of grant (110% of the fair market value for qualified options with respect to optionees who are 10% or more shareholders of the Company). Options are nonassignable and may be exercised only by the option holder while in the service of the Company or within three months after termination of employment or cessation of services to the Company (one year for terminations resulting from death or disability). Options may be exercisable from the date they are granted and, if they are exercisable in installments, may be exercised on a cumulative basis at any time before expiration. All options expire no later than ten years from the date of grant.

      1993 Stock Option Plan. The 1993 Stock Option Plan (the "1993 Plan") authorizes the granting during the period commencing on April 20, 1993, the date of adoption of the 1993 Plan by the Board of Directors of the Company, and concluding on the tenth anniversary thereof, of both incentive stock options within the meaning of Section 422 of the Code, and nonqualified stock options to officers, non-employee directors, employees, consultants and others performing services for the Company to purchase in the aggregate 400,000 shares of the Company's Common Stock. In December 1996, the stockholders of the Company approved an amendment to the 1993 Plan to increase the total number of shares available for option grants to 800,000.

      The 1993 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee designates the optionees, number of options, exercise prices, dates of grant, exercise period and other terms and conditions.

      The purchase price to be paid upon exercise of each incentive stock option granted pursuant to the 1993 Plan shall be no less than the fair market value of the Common Stock on the date the option is granted, or 110% of such fair market value in the case of any optionee holding in excess of 10% of the combined voting power of all classes of the Company's capital stock (or the stock of a parent or subsidiary of the Company) as of the date of grant. Fair market value is equal to the closing price of the Company's Common Stock. The purchase price and method of exercise of each nonqualified option granted to officers and other key employees shall be determined by the Compensation Committee. The purchase price is payable in full by cash, check, surrender of Common Stock of the Company having a market value equal to the option price of the shares to be purchased, or so-called cashless exercises as permitted by law, or any combination of cash, check, shares and cashless exercises. The Compensation Committee in its sole discretion may extend credit to pay the purchase price of the shares of Common Stock acquired upon exercise of an option, such credit to be evidenced by optionee's interest-bearing promissory note and secured by the Common Stock issued on exercise of the option. The Compensation Committee has complete discretion to establish the amount and terms of any credit extended. The Compensation Committee also has complete discretion to determine the interest rate to be charged on such credit.

      Options granted under the 1993 Plan become exercisable and shall expire on such dates as determined by the Compensation Committee, provided, however, that no term may exceed ten years from the date of grant, or five years from the date of grant in the case of any optionee holding more than 10 percent of the combined voting power of all classes of the Company's capital stock (or the stock of a parent or subsidiary of the Company) as of the date of grant. After options become exercisable they may be exercised at any time or from time to time as to any part thereof. The Compensation Committee may, at any time after grant of the option and from time to time increase the number of shares purchasable in any installment, subject to certain limitations.

      Options granted under the 1993 Plan expire on such date as the Compensation Committee has determined. Options are not transferable except by will or by the laws of descent and distribution; during the life of the person to whom the option is granted, that person alone may exercise them. All rights to exercise options terminate three months from the date a grantee ceases to be an employee of the Company or any subsidiary for any reason other than death or disability.


                                      10.

      If a grantee dies while in the employ of the Company, his or her option may be exercised at any time within 12 months following the grantee's death by his or her estate or by the person or persons to whom the grantee's rights under the option passed by will or operation of law, but only to the extent such option was exercisable by the grantee at the time of his or her death. Except for certain stated provisions covering termination, disability or death, no option may be exercised after the expiration of its original term.

      The 1993 Plan, as amended, also provides that each non-employee director will automatically be granted an option on the first business day of each fiscal year to purchase 20,000 shares of Common Stock at an exercise price equal to the closing price for the Common Stock as reported by The Nasdaq Stock Market on the date of grant of such option.

      1997 Stock Option Plan. In July 1997, the Board of Directors adopted the Company's 1997 Stock Option Plan. For a description of the essential features of the 1997 Stock Option Plan, see "Amendment Increasing the Size of the 1997 Stock Option Plan."

COMPENSATION OF EXECUTIVE OFFICERS

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Performance Graph on page 13 shall not be incorporated by reference into any such filings.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors, which is composed entirely of directors who have never been employees of the Company, is responsible for setting and administering the policies and programs that govern both annual and long-term compensation. The Company's Compensation Committee is currently comprised of William D. Watt and Scott A. Katzmann.

      The Compensation Committee establishes and periodically reviews and revises the compensation of the Chief Executive Officer and the management employees who report to the Chief Executive Officer. The Company's compensation program consists of two elements: (1) an annual cash salary component, i.e., base salary and cash bonuses when warranted, and (2) a long-term component, i.e., stock options. The amount of salary and bonus, if any, is established by the Compensation Committee for each position based on the executive's job description and a general assessment of the executive's performance, experience and potential. The long-term component of the compensation program consists of the annual grant of stock options, which the Compensation Committee believes provides the executive with the incentive to implement the Company's annual objectives and strategy and aligns his interest with that of the stockholders. Stock options gain value to the extent the price of the Company's Common Stock increases above the option exercise price, thereby creating a similar objective for both management and the stockholders.

      Compensation of Chief Executive Officers

      The compensation of Mr. Jensen, the Chief Executive Officer of the Company until April 1998, consisted of base salary, bonus and incentive stock options. The Compensation Committee periodically reviewed Mr. Jensen's salary and total compensation based on the Company's financial, strategic and other goals. In recognition of Mr. Jensen's performance during the past fiscal year in advancing the Company's water development activities in Southern California, the Compensation Committee granted Mr. Jensen a bonus of $100,000 during the past fiscal year.


                                      11.

      Option Repricing

      In March 1998, the Board of Directors (including the Compensation Committee) determined that it was in the best interest of the Company to offer to reprice certain of the then-existing stock options of the Company with exercise prices in excess of the then-current fair market value of the Company's Common Stock. Given the substantial decline in fair market value of the Company's Common Stock in the six months prior to March 1998, and the fact that many of the Company's employees had commenced work at the Company during that period, certain of the Company's employees held stock option grants, before the repricing, with exercise prices substantially in excess of the fair market value of the Company's Common Stock in March 1998.

      The objectives of the 1997 Stock Option Plan are to promote the interests of the Company by providing employees and consultants an incentive to acquire a proprietary interest in the Company and to continue to render services to the Company. It was the view of the Board that stock options with exercise prices substantially above the current market price of the Company's Common Stock provided little equity incentive, particularly to employees of relatively short tenure. The Board thus concluded that such option grants failed to meet the specific objectives of the 1997 Stock Option Plan and should be repriced.

      In this context, The Board of Directors decided that effective March 6, 1998 certain employees, officers and directors holding options under the 1997 Stock Option Plan with exercise prices in excess of the fair market value of the Company's Common Stock on March 6, 1998 would receive one-for-one repricing of their then-existing unexercised stock options with a new exercise price set at $9.50 per share, the closing sale price and fair market value of the Company's Common Stock on March 6, 1998. Upon reconsidering the reasons for repricing the options, the Board subsequently rescinded the repricing of the options held by the Company's former Chief Executive Officer and by the members of the Board of Directors, and also rescinded the repricing of some of the options of one of the Company's officers. Excluding the option repricings that were rescinded, the total number of stock option shares that were repriced was 111,000. Other than the change in the exercise price, the affected options remain the same.

      It is the opinion of the Board of Directors and the Compensation Committee that this program helped build optionee morale and provided new incentives for the Company's employees and management.

Compliance With Internal Revenue Code Section 162(m)

      Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable upon attainment of pre-established, objective performance goals under a plan approved by the stockholders.

      The compensation to be paid to the Company's executive officers for the March 31, 1998 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the company's executive officers for fiscal 1999 will exceed that limit. The Company's 1997 Stock Option Plan is structured so that any compensation income realized by an executive officer as a result of the exercise of an outstanding option or the sale of option shares under the 1997 Stock Option Plan will qualify as "performance-based" compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy and the Company's best interests.

      No member of the past Compensation Committee is, or during Fiscal 1998 was, a former officer or employee of the Company or of its subsidiary.

      Current Compensation Committee: William D. Watt and Scott A. Katzmann


                                      12.

                          COMPARATIVE STOCK PERFORMANCE


      The chart below sets forth a line graph comparing the performance of the Company's Common Stock against the Total Return Index for the Nasdaq Stock Market (US) ("Nasdaq Broad Market Index") and the Nasdaq Non-Financial Stocks Index for the period commencing March 31, 1993 and ending March 31, 1998. The chart sets the value of an investment in Western Water Company Common Stock and the value of each index at 100 on March 31, 1993 and assumes that dividends were reinvested.

      The stockholder return shown on the following graph is not necessarily indicative of future performance.
















                           [STOCK PERFORMANCE GRAPHIC]















                                               3/31/93       3/31/94         3/31/95       3/31/96         3/31/97         3/31/98
                                               -------       -------         -------       -------         -------         -------

Company's Common Stock                          100.00        165.63          218.75        316.67          237.50          158.33
Nasdaq Broad Market Index                       100.00        107.94          120.07        163.01          181.37          275.03
Nasdaq Non-Financial Stock Index                100.00        109.71          120.21        162.15          175.14          263.47


                                      13.

           AMENDMENT INCREASING THE SIZE OF THE 1997 STOCK OPTION PLAN

      The Company's 1997 Stock Option Plan was adopted by the Board of Directors in July 1997 and was thereafter approved by the stockholders. During the fiscal year ended March 31, 1998, the Company granted options for the purchase of a total of 176,000 shares of Common Stock, leaving a total of 424,000 options available for grant. After March 31, 1998, the Company hired a new President and Chief Executive Officer (Mr. George) and a new Vice President (Mr. McReynolds). In connection with hiring these executives, the Company granted Mr. George options to purchase a total of 650,000 shares of Common Stock, and granted Mr. McReynolds options to purchase 200,000 shares. Of these options, options to purchase 200,000 shares were granted at an exercise price equal to the market price on the date of grant, and options to purchase the remaining 650,000 shares were granted at exercise prices substantially higher than the market price on the date of grant. Although the Company had sufficient shares available under the 1997 Stock Option Plan to issue the market price options, the number of above market options exceeded the remaining number shares available under the 1997 Stock Option Plan. Since the Board of Directors believed that granting the options at the above market price would be in the best interests of the Company's stockholders, the Board of Directors approved an amendment to the 1997 Stock Option Plan to increase the number of shares reserved for issuance thereunder by an additional 800,000 shares to 1,200,000 shares. In addition to the grants to Mr. George and Mr. McReynolds, the increase in the number of shares under the 1997 Stock Option Plan is necessary in order to allow the Company to continue to provide additional equity incentives to other existing and future eligible employees and directors. The Company believes that its ability to grant stock options is critical to its success in attracting and retaining experienced and qualified employees.

      The foregoing options granted to Messrs. George and McReynolds to purchase 850,000 shares are exercisable in three equal annual installments, commencing on the first anniversary of the date of the grant. Of Mr. George's options, 150,000 have an exercise price of $10.875 per share, 250,000 have an exercise price of $15.40 per share, and 250,000 have an exercise price of $21.00 per share. Of Mr. McReynolds' options, 50,000 have an exercise price of $9.1875 per share, 75,000 have an exercise price of $15.50 per share, and 75,000 have an exercise price of $21.00 per share. All of the options granted to Mr. McReynolds, and options granted to Mr. George for the purchase of 500,000 shares were granted contingent upon obtaining stockholder approval of an amendment increasing the number of options available for grant under the 1997 Stock Option Plan. In the event the amendment to the 1997 Stock Option Plan is not approved by the Company's stockholders, these options so granted under the 1997 Stock Option Plan shall automatically terminate. As of the record date of the Annual Meeting, the market value of shares subject to outstanding options under the 1997 Stock Option Plan (excluding the options granted to Messrs. George and McReynolds) was approximately $2,194,500, based upon the closing price of the Common Stock on the Nasdaq Stock Market System on such date ($10,269,500 if the options granted to Messrs. George and McReynolds are included).

      At the Annual Meeting, the stockholders are being asked to approve an increase of 800,000 shares of Common Stock available for issuance under the 1997 Stock Option Plan.

      The key terms of the 1997 Stock Option Plan are outlined below.

      The 1997 Stock Option Plan provides for the grant of options to officers, directors, other key employees and consultants of the Company. The 1997 Stock Option Plan is administered by the Board of Directors or a committee of the Board, and is currently administered by the Compensation Committee of the Board of Directors, which has complete discretion to select the optionees and to establish the terms and conditions of each option, subject to the provisions of the 1997 Stock Option Plan. If necessary in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
Section 162(m) of the Code, the committee shall, in the Board's discretion, be comprised solely of "non-employee directors" within the meaning of said Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. Options granted under the 1997 Stock Option Plan may be "incentive stock options" as defined in Section 422 of the Code, or nonqualified options, and will be designated as such.


                                      14.

      The exercise price of incentive stock options may not be less than the fair market value of the Company's Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one calendar year pursuant to incentive stock options under the 1997 Stock Option Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 1997 Stock Option Plan at an exercise price less than the fair market value of the Common Stock on the date of grant. Nonqualified options also may be granted without regard to any restriction on the amount of Common Stock that may be acquired pursuant to such options in any one year.

      In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination would immediately terminate, and any options that are exercisable would terminate one year following termination of employment.

      Options may not be exercised more than ten years after the grant date (five years after the grant date if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Except with the express approval of the administrator with respect to nonqualified options, options granted under the 1997 Stock Option Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. Under the 1997 Stock Option Plan, shares subject to cancelled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as stock splits, stock dividends, recapitalizations or reclassifications. The 1997 Stock Option Plan is effective for ten years, unless sooner terminated or suspended. Currently, the 1997 Stock Option Plan provides that options covering no more than 200,000 shares of Common Stock may be granted to any one employee in any twelve month period; however, as part of this Proxy Statement and at the Annual Meeting, the stockholders are being asked to ratify an amendment to the 1997 Stock Option Plan that will increase this limitation to 650,000 shares. See, "Amendment of the 1997 Stock Option Plan."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      If an option is treated as an incentive stock option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee's sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee under beneficial capital gains tax rates. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be capital gain or loss. Under recently enacted capital gains legislation, the maximum federal tax rate applicable to such stock held for more than 12 months but less than 18 months is 28% and the maximum federal tax rate applicable to such stock held for at least 18 months is 20%.

      All other options granted under the 1997 Stock Option Plan are nonqualified stock options and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified stock option. However, upon exercise of the nonqualified stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the then fair market value of each share over its exercise price. Upon an optionee's resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for beneficial capital gains rates depending on the length of the holding period.

      Subject to the limits on deductibility of employee remuneration under
Section 162(m) of the Code, the Company will generally be entitled to a tax deduction in the amount that an optionee recognizes as ordinary


                                      15.

income with respect to an option. Options granted to executive officers under the 1997 Stock Option Plan are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, and the Company will generally be entitled to a tax deduction in the amount recognized by such officers upon exercise of the options. No tax authority or court has ruled on the applicability of Section 162(m) to the 1997 Stock Option Plan and any final determination of the deductibility of amounts realized upon exercise of an option granted under the 1997 Stock Option Plan could ultimately be made by the Internal Revenue Service or a court having final jurisdiction with respect to the matter. The Company retains the right to grant options under the 1997 Stock Option Plan in accordance with the terms of the 1997 Stock Option Plan regardless of any final determination as to the applicability of Section 162(m) of the Code to these grants.

      The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee's death.

                     AMENDMENT OF THE 1997 STOCK OPTION PLAN

      The Company's 1997 Stock Option Plan provides that no eligible person shall be granted option during any twelve-month period covering more than 200,000 shares. In connection with the grant of options to purchase a total of 650,000 shares to Michael P. George, the Company's new President and Chief Executive Officer, the Board of Directors approved and amendment to the 1997 Stock Option Plan to increase the limitation on the number of shares that may be granted to any eligible person in any fiscal year from 200,000 to 650,000. The increase in the maximum number of shares that can be granted in any fiscal year was necessary due to the options granted to Mr. George and in order to give the Board of Directors additional capacity in the future to attract and retain key, experienced and qualified employees who are critical to the immediate and long-term success of the Company. The Company believes that the proposed increase is desirable so that the Company can grant such options if the need arises. The essential features of the 1997 Stock Option Plan are described above in "Amendment Increasing the Size of the 1997 Stock Option Plan."

      At the Annual Meeting, the stockholders are being asked to ratify the increase in the limitation on the number of shares of Common Stock that may be granted to eligible persons, in any fiscal year, pursuant to options under the terms of the 1997 Stock Option Plan from 200,000 shares to a new maximum of 650,000 shares.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons who own more than ten percent of the Company's Common Stock, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Directors, executive officers and greater-than-ten-percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of copies of reports filed with the Commission and submitted to the Company since April 1, 1997 and on representations by certain directors and executive officers of the Company, the Company believes that all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis during the past fiscal year.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has appointed the firm of KPMG Peat Marwick LLP ("Peat Marwick") as the Company's independent auditors for the year ending March 31, 1999, subject to ratification by the stockholders. A representative of Peat Marwick is expected to attend the Company's Annual Meeting. He or she will have an


                                      16.

opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

      Effective March 24, 1997, the Company advised Harlan & Boettger LLP ("Harlan & Boettger"), its prior certifying accountants, that it had decided to change accounting firms. Harlan & Boettger's report dated May 20, 1996 on the financial statements of the Company for the fiscal year ended March 31, 1996 does not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope or accounting principles. The decision to change accounting firms was made by the Board of Directors upon the recommendation of the Audit Committee. There have been no disagreements with Harlan & Boettger on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the fiscal year ended March 31, 1996 and the subsequent interim period preceding the dismissal of Harlan & Boettger, which disagreements, if not resolved to the satisfaction of Harlan & Boettger, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. Effective March 24, 1997, the Company engaged Peat Marwick as its new certifying accountants. The Company has not, during the fiscal year ended March 31, 1996 or the subsequent interim period, consulted with Peat Marwick regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

      Stockholder ratification of the selection of Peat Marwick as the Company's independent public accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Peat Marwick to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS

      Stockholders of the Company who intend to submit proposals to the Company's stockholders at the next annual meeting of stockholders must submit such proposals to the Company no later than April 4, 1999 in order for such proposals to be included in the proxy materials. Stockholder proposals should be submitted to Ronald I. Simon, Secretary, Western Water Company, 4660 La Jolla Village Drive, Suite 825, San Diego, California 92122.

                                  OTHER MATTERS

      If any matters not referred to in this Proxy Statement should properly come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. Management is not aware of any such matters that may be presented for action at the meeting. Matters incident to the conduct of the meeting may be voted upon pursuant to the proxies.


                                       By Order of the Board of Directors



                                       Ronald I. Simon
                                       Secretary
August 14, 1998


                                      17.

                             WESTERN WATER COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Peter L. Jensen and Ronald I. Simon, and either of them, as proxy holders with power to appoint his/her substitute and hereby authorizes the proxy holders to represent and vote, as designated on the reverse side, all shares of Common Stock of Western Water Company held of record by the undersigned on July 24, 1998 at the annual meeting of stockholders to be held at 10:00 a.m. on September 15, 1998 or any adjournment thereof.


              IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE




                           o  FOLD AND DETACH HERE  o

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" proposals 1,2,3 and 4.

                                                                Please mark
                                                                your vote as   X
                                                                indicated in
                                                                this example

(1)Election of directors:

      FOR                WITHHOLD
Scott A. Katzmann        AUTHORITY
                        to vote for
                     Scott A. Katzmann
     [ ]                  [ ]


(2)Proposal to ratify an increase of 800,000 shares in the number of Common Stock reserved for issuance under the Company's 1997 Stock
   Option Plan from 600,000 to 1,400,000.

    FOR        AGAINST        ABSTAIN
    [ ]          [ ]            [ ]

(3) Proposal to ratify an amendment of the Company's 1997 Stock Option Plan increasing the limitation on the number of shares of Common Stock that may be granted to a person, in any fiscal year, pursuant to options under the 1997 Stock Option Plan from 200,000 shares to a new maximum of 650,000 shares.

    FOR        AGAINST        ABSTAIN
    [ ]          [ ]            [ ]

(4) Proposal to ratify the appointment of KPMG Peat Marwick LLP as the independent accountants of the Company for the fiscal year ending March 31, 1999.

    FOR        AGAINST        ABSTAIN
    [ ]          [ ]            [ ]

(5) In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Dated:_____________________, 1998

_________________________________
           (Signature)

_________________________________
  (Signature, if held jointly)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized partner.

PLEASE PROMPTLY MARK, SIGN, DATE, AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.


                             *FOLD AND DETACH HERE*